Exhibit 99.1

Powerwave Technologies Reports First Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--May 5, 2011--Powerwave Technologies, Inc. (NASDAQ:PWAV), a global supplier of end-to-end solutions for wireless communications networks, today reported preliminary results for its first quarter ended April 3, 2011.

Net sales in the first quarter of fiscal 2011 were $136.6 million, compared with $114.5 million in the first quarter of fiscal 2010. Powerwave also reported a first quarter GAAP net loss of $7.0 million, which includes $2.0 million of non-cash equity based compensation expense and $0.7 million of non-cash debt discount amortization associated with certain outstanding debt. For the first quarter of 2011, the net loss equates to a basic loss per share of 4 cents. This compares to a net loss of $10.8 million, or a loss per share of 8 cents for the prior year period. For the first quarter of fiscal 2011, excluding the debt discount amortization and the non-cash equity based compensation expenses, on a pro forma basis, Powerwave would have reported a net loss of $1.6 million, or basic loss per share of 1 cent.

“The first quarter revenue was impacted by delays we encountered ramping up one of our new LTE products,” stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. “We believe that we have resolved the production issues that impacted our revenues for the first quarter. Looking ahead for the remainder of this year, we continue to believe that we are on track for meeting our annual revenue guidance. There are signs of improving demand for global wireless infrastructure for the remainder of 2011. We believe that Powerwave is in an excellent position to build upon and capture the long-term growth opportunities that are in the wireless infrastructure marketplace.”

Summary of Significant Items impacting the First Quarter

During the first quarter of 2011, we incurred approximately $2.0 million of non-cash equity based compensation expense, as well as $0.7 million of non-cash debt discount amortization related to our outstanding 1.875% Convertible Subordinated Notes due 2024 pursuant to FASB Accounting Standards Codification (ASC) Topic 470-20 , which is included in interest expense for the quarter.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended April 3, 2011 and April 4, 2010. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the basic shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	April 3, 2011	April 4, 2010

Non-cash ASC Topic 718 compensation charge	($0.01)	($0.01)
Debt discount amortization	($0.01)	($0.01)

Total per share impact	($0.02)*	($0.02)*

(Note: * all amounts are rounded to the nearest whole cent.)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the first quarter of 2011 vs. the first quarter of 2010, on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	April 3, 2011	April 4, 2010

GAAP reported gross margin %	26.2%	26.0%
Add: Pro Forma adjustments
Non-cash ASC Topic 718 compensation charge	0.2%	0.1%
Restructuring charges	-	0.1%
Pro Forma gross margin %	26.4%	26.2%

As an additional note, for the first quarter of fiscal 2011, gross margin was impacted by a coverage solutions project cost estimate adjustment of $3.6 million, which had the impact of reducing our pro forma gross margin by approximately 1.9 percent. If we add this back to the pro forma gross margin of 26.4 percent, we would have had a non-GAAP gross margin of 28.3% for the first quarter of fiscal 2011.

First Quarter 2011 Revenue Summary

In the first quarter of 2011, total Americas revenue was $54.3 million or approximately 40 percent of revenue, compared with $34.2 million, or approximately 30 percent of revenue in the first quarter of 2010. Total sales to customers based in the Asia Pacific region accounted for approximately 32 percent of revenue or $44.1 million in the first quarter of 2011, compared with 40 percent of revenue, or $45.7 million in the first quarter of 2010. Total Europe, Africa and Middle East revenue in the first quarter of 2011 was $38.2 million, or approximately 28 percent of revenue, compared with $34.6 million or approximately 30 percent of revenue in the first quarter of 2010.

Sales of products within the antenna systems group totaled $64.9 million or 48 percent of total revenue, sales of products in the base station systems group totaled $59.1 million, or 43 percent of revenue and revenue from the coverage systems group totaled $12.6 million, or 9 percent of revenue in the first quarter of 2011.

In the first quarter of 2011, Powerwave’s largest customer was Nokia Siemens Networks, who accounted for approximately 25 percent of revenue. In terms of customer profile, total OEM sales accounted for approximately 40 percent of total revenue, and total direct and operator sales accounted for approximately 60 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 40 percent of total revenue, 3G standards accounted for approximately 36 percent of total revenue and 4G standards accounted for approximately 24 percent of total revenue during the first quarter of 2011.

Balance Sheet

At April 3, 2011, Powerwave had total cash and cash equivalents of $61.7 million, which includes restricted cash of $0.9 million. Total net inventories were $61.9 million, and net accounts receivable were $174.3 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as the severance costs related to facility closures and personnel reductions. In addition, excluded is the non-cash amortization of the debt discount associated with certain of our debt. Also excluded are the non-cash equity compensation expenses related to ASC Topic 718 as well as a coverage solutions project cost estimate adjustment. The income tax provision is based on the assumption that the deferred tax asset is re-instated. Management of Powerwave believes that these items should all be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, the amortization of the debt discount is a non-cash expense and the equity compensation expenses are also non-cash expenses.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the first quarter ended April 3, 2011.

Conference Call

Powerwave is providing a simultaneous Webcast and live dial-in number of its first quarter fiscal 2011 financial results conference call on Thursday, May 5, 2011 at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q1 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 786-2964 and enter reservation number 91552559. A replay of the Webcast will be available beginning approximately 3 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 PM Pacific time on May 5, 2011 through May 9, 2011 by calling (617) 801-6888 and entering reservation number 38559957.

Forward-Looking Statements

The foregoing statements regarding Powerwave’s ability to resolve production issues that impacted first quarter revenues, expected annual revenues, our ability to meet our annual revenue guidance, improving market conditions and long-term growth opportunities within the wireless communications infrastructure industry, and Powerwave’s ability to capitalize on such opportunities are “forward-looking statements.” These forward-looking statements are based on information available to Powerwave as of the date of this press release and management’s views and assumptions regarding future events and business performance as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to implement production improvements for certain products; our ability to execute cost cutting initiatives without disrupting operations; our ability to increase sales; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks, 3G and 4G networks; macroeconomic factors that may negatively influence the demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; component shortages or difficulties in obtaining components in the quantities required to meet customer demands; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K, for the fiscal year ended January 2, 2011, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended (unaudited)
	April 3,	April 4,
	2011	2010
Net sales	$136,624	$114,473
Cost of sales:
Cost of goods	100,764	84,641
Restructuring and impairment charges	-	21
Total cost of sales	100,764	84,662

Gross profit	35,860	29,811

Operating expenses:
Sales and marketing	9,136	9,395
Research and development	16,603	14,276
General and administrative	11,991	11,274
Restructuring and impairment charges	1	346
Total operating expenses	37,731	35,291

Operating loss	(1,871)	(5,480)

Other income (expense), net	(2,681)	(3,575)

Loss before income taxes	(4,552)	(9,055)
Income tax provision	2,423	1,763
Net loss	$(6,975)	$(10,818)
Net loss per share:
- basic:	$(0.04)	$(0.08)
- diluted: [1]	$(0.04)	$(0.08)
Weighted average common shares used in computing per share amounts:
- basic:	168,807	132,423
- diluted:	168,807	132,423

1 The first quarter 2011 and 2010 loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended
	(unaudited)
	April 3,	April 4,
	2011	2010
Net sales	100.0%	100.0%
Cost of sales:
Cost of goods	73.8	73.9
Restructuring and impairment charges	-	0.1
Total cost of sales	73.8	74.0

Gross profit	26.2	26.0

Operating expenses:
Sales and marketing	6.7	8.2
Research and development	12.1	12.5
General and administrative	8.8	9.8
Restructuring and impairment charges	0.0	0.3
Total operating expenses	27.6	30.8

Operating loss	(1.4)	(4.8)

Other income (expense), net	(1.9)	(3.1)

Loss before income taxes	(3.3)	(7.9)
Income tax provision	1.8	1.6
Net loss	(5.1)%	(9.5)%

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

	Three Months Ended
	(Unaudited)
				Pro Forma
	April 3,			April 3,
	2011	Adjustments		2011
Net sales	$136,624	-		$136,624
Cost of sales:
Cost of goods sold	100,764	(210	) [1]	100,554
Total cost of sales	100,764	(210)		100,554
Gross profit	35,860	210		36,070

Operating expenses:
Sales and marketing	9,136	(125	) [1]	9,011
Research and development	16,603	(446	) [1]	16,157
General and administrative	11,991	(1,257	) [1]	10,734
Restructuring and impairment charges	1	(1	) [2]	-
Total operating expenses	37,731	(1,829)		35,902
Operating income (loss)	(1,871)	2,039		168

Other income (expense), net	(2,681)	711	[3]	(1,970)

Loss before income taxes	(4,552)	2,750		(1,802)
Income tax provision (benefit)	2,423	(2,603	) [4]	(180)
Net Loss	$(6,975)	5,353		$(1,622)
Loss per share:
- basic:	$(0.04)			$(0.01)
- diluted:[5]	$(0.04)			$(0.01)
Weighted average common shares used in computing per share amounts:
- basic:	168,807			168,807
- diluted:	168,807			168,807

1 This represents the equity compensation expense allocation pursuant to ASC Topic 718.

2 This cost includes restructuring and impairment charges related to the current restructuring plans included in operating expenses.

3 This represents the amortization of the non-cash debt discount on outstanding debt during the quarter.

4 This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax benefit rate of 10% for the first quarter 2011.

5 Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of certain of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

UNAUDITED - PRELIMINARY

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 3,	January 2,
	2011	2011
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$60,750	$61,601
Restricted cash	970	930
Accounts receivable, net	174,279	186,960
Inventories, net	61,850	50,417
Property, plant and equipment, net	76,052	76,276
Other assets	53,378	49,400
Total assets	$427,279	$425,584

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$123,400	$112,906
Current portion of long-term debt	56,082	55,371
Long-term debt	150,000	150,000
Accrued expenses and other liabilities	37,893	46,028
Total shareholders' equity	59,904	61,279
Total liabilities and shareholders’ equity	$427,279	$425,584

1 April 3, 2011 balances are preliminary and subject to reclassification adjustments.

2 January 2, 2011 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608